Exhibit 99.1

Media contact:	Investor/analyst contact:
Bobbie Egan	Chris Berry
Media Relations Manager	Managing Director of Investor Relations
(206) 392-5134	(206) 392-5260

FOR IMMEDIATE RELEASE	Oct 25, 2012

ALASKA AIR GROUP REPORTS RECORD THIRD QUARTER RESULTS

Third quarter highlights with comparison to 2011:

•
Reported record third quarter net income, excluding special items, of $150.3 million, or $2.09 per diluted share, compared to adjusted net income of $131.1 million, or $1.79 per diluted share. This quarter's results compare to a First Call mean estimate of $2.08 per share.

•	Earned net income under Generally Accepted Accounting Principles (GAAP) of $163.4 million, or $2.27 per diluted share, compared to net income of $77.5 million, or $1.06 per diluted share.

•	Held the No. 1 spot in U.S. Department of Transportation on-time performance among the 10 largest U.S. airlines for the twelve months ended August 2012.

•	Announced a new $250 million share repurchase program, representing approximately 10% of our market capitalization, while completing our previously announced $50 million share repurchase program.

•	Achieved trailing twelve-month return on invested capital of 12.7 percent, compared to 12.0 percent in the twelve months ended September 30, 2011.

•	Lowered adjusted debt-to-total capitalization ratio by 8 points, to 54 percent, since December 31, 2011.

•	Held $1.2 billion in unrestricted cash and marketable securities as of September 30, 2012.

•	Received "2012 Global Vision Award" by Travel + Leisure magazine for Alaska Airlines' sustainability efforts.
New routes:

•	Began new service from Seattle to Fort Lauderdale, Portland to Washington, D.C. and Seattle to San Antonio in the third quarter.

•	Announced expanded service between Los Angeles and Anchorage beginning in the summer of 2013.
Boeing order:

•
Signed an aircraft purchase agreement with the Boeing Company for 50 new 737 aircraft, including 37 of Boeing's new 737 MAX aircraft with deliveries expected in 2015 through 2024. This order positions Alaska to replace aging aircraft over the next decade and grow the fleet, assuming profitability and return-on-invested-capital targets can be met.

SEATTLE — Alaska Air Group, Inc. (NYSE: ALK) today reported third quarter 2012 GAAP net income of $163.4 million, or $2.27 per diluted share, compared to $77.5 million, or $1.06 per diluted share in 2011. Excluding the favorable impact of mark-to-market fuel hedge adjustments of $21.2 million ($13.1 million after tax, or $0.18 per diluted share), the company reported record third quarter 2012 net income of $150.3 million, or $2.09 per diluted share, compared to net income excluding special items of $131.1 million, or $1.79 per diluted share, in 2011.
"We're very pleased to report the best quarterly profit in our history," Alaska Air Group CEO Brad Tilden said. "Our pretax profit margin was one of the best in the industry, and it was made possible by the great service our people provide, low fares, and strong demand. We recognize this is a difficult industry, but we're committed to working together to sustain this high level of performance in the quarters and years ahead."
The following table reconciles the company's reported GAAP net income and earnings per diluted share (EPS) during the third quarters of 2012 and 2011 to adjusted amounts:

	Three Months Ended September 30,
	2012		2011
(in millions, except per share amounts)	Dollars	Diluted EPS	Dollars	Diluted EPS
Reported GAAP net income	$163.4	$2.27	$77.5	$1.06
Fleet transition costs, net of tax	—	—	1.2	0.02
Mark-to-market fuel hedge adjustments, net of tax	(13.1)	(0.18)	52.4	0.71
Non-GAAP adjusted income and per share amounts	$150.3	$2.09	$131.1	$1.79

Statistical data, as well as a reconciliation of the reported non-GAAP financial measures, can be found in the accompanying tables. A glossary of financial terms can be found on the last page of this release.
A conference call regarding the third quarter results will be simulcast via the Internet at 9:00 a.m. Pacific time on October 25, 2012. It can be accessed through the company's website at alaskaair.com/investors. For those unable to listen to the live broadcast, a replay will be available after the conclusion of the call at alaskaair.com/investors.
###
References in this news release to “Air Group,” “company,” “we,” “us” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified. Alaska Airlines, Inc. and Horizon Air Industries, Inc. are referred to as “Alaska” and “Horizon,” respectively, and together as our “airlines.”
This news release may contain forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by any forward-looking statements. For a comprehensive discussion of potential risk factors, see Item 1A of the company's Annual Report on Form 10-K for the year ended December 31, 2011. Some of these risks include general economic conditions, increases in operating costs including fuel, competition, labor costs and relations, our significant indebtedness, inability to meet cost reduction goals, seasonal fluctuations in our financial results, an aircraft accident, and changes in laws and regulations. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such differences might be significant and materially adverse.
###
Alaska Airlines, a subsidiary of Alaska Air Group (NYSE: ALK), together with its partner regional airlines, serves 95 cities through an expansive network in Alaska, the Lower 48, Hawaii, Canada and Mexico. Alaska Airlines has ranked “Highest in Customer Satisfaction Among Traditional Network Carriers” in the J.D. Power and Associates North America Airline Satisfaction StudySM for five consecutive years from 2008 to 2012. For reservations, visit www.alaskaair.com. For more news and information, visit the Alaska Airlines newsroom at www.alaskaair.com/newsroom.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
Alaska Air Group, Inc.

	Three Months Ended September 30,			Nine Months Ended September 30,
(in millions, except per share amounts)	2012	2011	Change	2012	2011	Change
Operating Revenues:
Passenger
Mainline	$904.6	$835.6	8.3%	$2,490.7	$2,269.1	9.8%
Regional	198.1	196.1	1.0%	558.5	536.7	4.1%
Total passenger revenue	1,102.7	1,031.7	6.9%	3,049.2	2,805.8	8.7%
Freight and mail	29.6	29.9	(1.0)%	84.6	83.9	0.8%
Other - net	139.9	136.5	2.5%	390.9	383.8	1.8%
Total Operating Revenues	1,272.2	1,198.1	6.2%	3,524.7	3,273.5	7.7%

Operating Expenses:
Wages and benefits	255.1	245.1	4.1%	770.6	737.2	4.5%
Variable incentive pay	23.7	19.1	24.1%	61.2	53.4	14.6%
Aircraft fuel, including hedging gains and losses	336.6	420.1	(19.9)%	1,087.2	1,012.1	7.4%
Aircraft maintenance	55.7	49.9	11.6%	160.3	152.3	5.3%
Aircraft rent	29.2	28.8	1.4%	86.2	88.3	(2.4)%
Landing fees and other rentals	61.5	62.0	(0.8)%	184.5	179.8	2.6%
Contracted services	50.3	46.1	9.1%	148.5	136.2	9.0%
Selling expenses	45.9	47.4	(3.2)%	131.2	133.0	(1.4)%
Depreciation and amortization	65.9	62.2	5.9%	195.4	184.2	6.1%
Food and beverage service	20.2	17.6	14.8%	57.6	49.8	15.7%
Other	58.6	54.6	7.3%	184.3	173.5	6.2%
Fleet transition costs	—	2.0	NM	—	38.9	NM
Total Operating Expenses	1,002.7	1,054.9	(4.9)%	3,067.0	2,938.7	4.4%
Operating Income	269.5	143.2	88.2%	457.7	334.8	36.7%

Nonoperating Income (Expense):
Interest income	4.5	4.5		14.5	18.4
Interest expense	(15.1)	(25.7)		(48.9)	(69.1)
Interest capitalized	4.4	2.1		12.4	5.5
Other - net	2.3	1.2		5.6	3.4
	(3.9)	(17.9)	(78.2)%	(16.4)	(41.8)	(60.8)%
Income Before Income Tax	265.6	125.3	112.0%	441.3	293.0	50.6%
Income tax expense	102.2	47.8		169.6	112.5
Net Income	$163.4	$77.5	110.8%	$271.7	$180.5	50.5%

Basic Earnings Per Share:	$2.30	$1.08		$3.83	$2.51
Diluted Earnings Per Share:	$2.27	$1.06		$3.77	$2.46
Shares Used for Computation:
Basic	70.963	71.954		70.852	71.968
Diluted	71.883	73.238		72.059	73.450

NM - Not Meaningful

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
Alaska Air Group, Inc.

(in millions)	September 30, 2012	December 31, 2011

Cash and marketable securities	$1,185.6	$1,140.9

Total current assets	1,716.5	1,595.5
Property and equipment-net	3,547.5	3,401.5
Other assets	172.1	198.0
Total assets	$5,436.1	$5,195.0

Current liabilities	$1,528.8	$1,509.6
Long-term debt	898.9	1,099.0
Other liabilities and credits	1,569.2	1,413.2
Shareholders' equity	1,439.2	1,173.2
Total liabilities and shareholders' equity	$5,436.1	$5,195.0

Debt to Capitalization, adjusted for operating leases	54%:46%	62%:38%

Number of common shares outstanding	70.165	70.950

OPERATING STATISTICS SUMMARY (unaudited)
Alaska Air Group, Inc.

	Three Months Ended September 30,					Nine Months Ended September 30,
	2012		2011		Change	2012		2011		Change
Consolidated Operating Statistics:(a)
Revenue passengers (000)	6,950		6,709		3.6%	19,510		18,707		4.3%
RPMs (000,000) "traffic"	7,186		6,703		7.2%	20,287		18,849		7.6%
ASMs (000,000) "capacity"	8,274		7,748		6.8%	23,557		22,329		5.5%
Load factor	86.9%		86.5%		0.4 pts	86.1%		84.4%		1.7 pts
Yield	15.35	¢	15.39	¢	(0.3%)	15.03	¢	14.89	¢	0.9%
PRASM	13.33	¢	13.32	¢	0.1%	12.94	¢	12.57	¢	2.9%
RASM	15.38	¢	15.46	¢	(0.5%)	14.96	¢	14.66	¢	2.0%
CASM excluding fuel and fleet transition costs(b)	8.05	¢	8.17	¢	(1.5%)	8.40	¢	8.45	¢	(0.6%)
Economic fuel cost per gallon(c)	$3.24		$3.24		—%	$3.35		$3.13		7.0%
Fuel gallons (000,000)	110.3		103.8		6.3%	316.1		299.8		5.4%
Average number of full-time equivalent employees	12,035		11,859		1.5%	11,944		11,850		0.8%

Mainline Operating Statistics:
Revenue passengers (000)	4,985		4,839		3.0%	14,012		13,479		4.0%
RPMs (000,000) "traffic"	6,483		6,035		7.4%	18,351		17,011		7.9%
ASMs (000,000) "capacity"	7,419		6,936		7.0%	21,124		19,991		5.7%
Load factor	87.4%		87.0%		0.4 pts	86.9%		85.1%		1.8 pts
Yield	13.95	¢	13.85	¢	0.7%	13.57	¢	13.34	¢	1.7%
PRASM	12.19	¢	12.05	¢	1.2%	11.79	¢	11.35	¢	3.9%
RASM	14.21	¢	14.15	¢	0.4%	13.78	¢	13.40	¢	2.8%
CASM excluding fuel(b)	7.17	¢	7.27	¢	(1.4%)	7.50	¢	7.50	¢	—%
Economic fuel cost per gallon(c)	$3.24		$3.23		0.3%	$3.34		$3.13		6.7%
Fuel gallons (000,000)	96.4		90.6		6.4%	276.1		260.8		5.9%
Average number of full-time equivalent employees	9,307		8,960		3.9%	9,161		8,914		2.8%
Aircraft utilization	11.0		10.7		2.8%	10.7		10.5		1.9%
Average aircraft stage length	1,156		1,105		4.6%	1,152		1,109		3.9%
Operating fleet	120		117		3 a/c	120		117		3 a/c

Regional Operating Statistics:(d)
Revenue passengers (000)	1,965		1,870		5.1%	5,498		5,228		5.2%
RPMs (000,000) "traffic"	703		668		5.2%	1,936		1,838		5.3%
ASMs (000,000) "capacity"	855		812		5.3%	2,433		2,338		4.1%
Load factor	82.2%		82.3%		(0.1 pts )	79.6%		78.6%		1.0 pts
Yield	28.18	¢	29.36	¢	(4.0%)	28.85	¢	29.20	¢	(1.2%)
PRASM	23.17	¢	24.15	¢	(4.1%)	22.96	¢	22.96	¢	—%
Operating fleet (Horizon only)	50		48		2 a/c	50		48		2 a/c

(a)	Except for full-time equivalent employees, data includes information related to third-party regional capacity purchase flying arrangements.

(b)	See a reconciliation of operating expenses excluding fuel and certain special items and Note A for a discussion of why these measures may be important to investors in the accompanying pages.

(c)	See a reconciliation of economic fuel cost in the accompanying pages.

(d)	Data presented includes information related to flights operated by Horizon Air and third-party carriers.

OPERATING SEGMENTS (unaudited)
Alaska Air Group, Inc.

	Three Months Ended September 30, 2012
	Alaska
(in millions)	Mainline	Regional	Horizon	Consolidating	Air Group Adjusted(a)	Special Items	Consolidated
Operating revenues
Passenger
Mainline	$904.6	$—	$—	$—	$904.6	$—	$904.6
Regional	—	198.1	—	—	198.1	—	198.1
Total passenger revenues	904.6	198.1	—	—	1,102.7	—	1,102.7
CPA revenues	—	—	96.1	(96.1)	—	—	—
Freight and mail	28.4	1.1	0.1	—	29.6	—	29.6
Other-net	121.5	16.7	1.7	—	139.9	—	139.9
Total operating revenues	1,054.5	215.9	97.9	(96.1)	1,272.2	—	1,272.2

Operating expenses
Operating expenses, excluding fuel	531.7	144.9	86.2	(96.7)	666.1	—	666.1
Economic fuel	312.0	45.8	—	—	357.8	(21.2)	336.6
Total operating expenses	843.7	190.7	86.2	(96.7)	1,023.9	(21.2)	1,002.7

Nonoperating income (expense)
Interest income	4.7	—	—	(0.2)	4.5	—	4.5
Interest expense	(11.3)	—	(4.0)	0.2	(15.1)	—	(15.1)
Other	6.5	—	0.3	(0.1)	6.7	—	6.7
	(0.1)	—	(3.7)	(0.1)	(3.9)	—	(3.9)
Income before income tax	$210.7	$25.2	$8.0	$0.5	$244.4	$21.2	$265.6

	Three Months Ended September 30, 2011
	Alaska
(in millions)	Mainline	Regional	Horizon	Consolidating	Air Group Adjusted(a)	Special Items	Consolidated
Operating revenues
Passenger
Mainline	$835.6	$—	$—	$—	$835.6	$—	$835.6
Regional	—	196.1	—	—	196.1	—	196.1
Total passenger revenues	835.6	196.1	—	—	1,031.7	—	1,031.7
CPA revenues	—	—	91.2	(91.2)	—	—	—
Freight and mail	28.8	1.1	—	—	29.9	—	29.9
Other-net	117.0	17.5	2.0	—	136.5	—	136.5
Total operating revenues	981.4	214.7	93.2	(91.2)	1,198.1	—	1,198.1

Operating expenses
Operating expenses, excluding fuel(b)	504.1	136.5	82.9	(90.7)	632.8	2.0	634.8
Economic fuel	292.4	43.4	—	—	335.8	84.3	420.1
Total operating expenses	796.5	179.9	82.9	(90.7)	968.6	86.3	1,054.9

Nonoperating income (expense)
Interest income	4.6	—	—	(0.1)	4.5	—	4.5
Interest expense	(21.8)	—	(4.0)	0.1	(25.7)	—	(25.7)
Other	3.4	—	0.1	(0.2)	3.3	—	3.3
	(13.8)	—	(3.9)	(0.2)	(17.9)	—	(17.9)
Income (loss) before income tax	$171.1	$34.8	$6.4	$(0.7)	$211.6	$(86.3)	$125.3

OPERATING SEGMENTS (unaudited)
Alaska Air Group, Inc.

	Nine Months Ended September 30, 2012
	Alaska
(in millions)	Mainline	Regional	Horizon	Consolidating	Air Group Adjusted(a)	Special Items	Consolidated
Operating revenues
Passenger
Mainline	$2,490.7	$—	$—	$—	$2,490.7	$—	$2,490.7
Regional	—	558.5	—	—	558.5	—	558.5
Total passenger revenues	2,490.7	558.5	—	—	3,049.2	—	3,049.2
CPA revenues	—	—	272.3	(272.3)	—	—	—
Freight and mail	81.4	3.1	0.1	—	84.6	—	84.6
Other-net	339.7	45.8	5.4	—	390.9	—	390.9
Total operating revenues	2,911.8	607.4	277.8	(272.3)	3,524.7	—	3,524.7

Operating expenses
Operating expenses, excluding fuel	1,583.5	420.7	247.6	(272.0)	1,979.8	—	1,979.8
Economic fuel	923.1	135.6	—	—	1,058.7	28.5	1,087.2
Total operating expenses	2,506.6	556.3	247.6	(272.0)	3,038.5	28.5	3,067.0

Nonoperating income (expense)
Interest income	14.0	—	—	0.5	14.5	—	14.5
Interest expense	(36.6)	—	(12.1)	(0.2)	(48.9)	—	(48.9)
Other	16.9	—	1.1	—	18.0	—	18.0
	(5.7)	—	(11.0)	0.3	(16.4)	—	(16.4)
Income (loss) before income tax	$399.5	$51.1	$19.2	$—	$469.8	$(28.5)	$441.3

	Nine Months Ended September 30, 2011
	Alaska
(in millions)	Mainline	Regional	Horizon	Consolidating	Air Group Adjusted(a)	Special Items	Consolidated
Operating revenues
Passenger
Mainline	$2,269.1	$—	$—	$—	$2,269.1	$—	$2,269.1
Regional	—	536.7	—	—	536.7	—	536.7
Total passenger revenues	2,269.1	536.7	—	—	2,805.8	—	2,805.8
CPA revenues	—	—	279.3	(279.3)	—	—	—
Freight and mail	80.7	3.0	0.2	—	83.9	—	83.9
Other-net	329.7	48.0	6.1	—	383.8	—	383.8
Total operating revenues	2,679.5	587.7	285.6	(279.3)	3,273.5	—	3,273.5

Operating expenses
Operating expenses, excluding fuel(b)	1,500.2	408.0	256.9	(277.4)	1,887.7	38.9	1,926.6
Economic fuel	816.0	122.9	—	—	938.9	73.2	1,012.1
Total operating expenses	2,316.2	530.9	256.9	(277.4)	2,826.6	112.1	2,938.7

Nonoperating income (expense)
Interest income	20.4	—	—	(2.0)	18.4	—	18.4
Interest expense	(57.8)	—	(13.1)	1.8	(69.1)	—	(69.1)
Other	8.0	—	1.0	(0.1)	8.9	—	8.9
	(29.4)	—	(12.1)	(0.3)	(41.8)	—	(41.8)
Income (loss) before income tax	$333.9	$56.8	$16.6	$(2.2)	$405.1	$(112.1)	$293.0

(a)
The adjusted column represents the financial information that is reviewed by management to assess performance of operations and determine capital allocations and does not include certain charges. See Note A for further information in the accompanying pages.

(b)	Special charges related to CRJ-700 fleet transitions costs.

FUEL RECONCILIATIONS (unaudited)
Alaska Air Group, Inc.

	Three Months Ended September 30,
	2012		2011
(in millions, except per gallon amounts)	Dollars	Cost/Gal	Dollars	Cost/Gal
Raw or "into-plane" fuel cost	$358.3	$3.25	$337.4	$3.25
Minus gains, or plus the losses, during the period on settled hedges	(0.5)	(0.01)	(1.6)	(0.01)
Consolidated economic fuel expense	$357.8	$3.24	$335.8	$3.24
Adjustments to reflect timing of (gain) or loss recognition resulting from mark-to-market accounting	(21.2)	(0.19)	84.3	0.81
GAAP fuel expense	$336.6	$3.05	$420.1	$4.05
Fuel gallons	110.3		103.8

	Nine Months Ended September 30,
	2012		2011
(in millions, except per gallon amounts)	Dollars	Cost/Gal	Dollars	Cost/Gal
Raw or "into-plane" fuel cost	$1,046.0	$3.31	$969.5	$3.23
Minus gains, or plus the losses, during the period on settled hedges	12.7	0.04	(30.6)	(0.10)
Consolidated economic fuel expense	$1,058.7	$3.35	$938.9	$3.13
Adjustments to reflect timing of (gain) or loss recognition resulting from mark-to-market accounting	28.5	0.09	73.2	0.25
GAAP fuel expense	$1,087.2	$3.44	$1,012.1	$3.38
Fuel gallons	316.1		299.8

Breakout of Fuel Expense:
	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2012	2011	2012	2011
Mainline economic fuel expense	$312.0	$292.4	$923.1	$816.0
Regional economic fuel expense	45.8	43.4	135.6	122.9
Consolidated economic fuel expense	$357.8	$335.8	$1,058.7	$938.9

Mainline Economic Cost per Gallon Reconciliation:
	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per gallon amounts)	2012	2011	2012	2011
Mainline economic fuel expense	$312.0	$292.4	$923.1	$816.0
Mainline fuel gallons	96.4	90.6	276.1	260.8
Mainline economic cost per gallon	$3.24	$3.23	$3.34	$3.13

Note A: Pursuant to Regulation G, we are providing disclosure of the reconciliation of reported non-GAAP financial measures to their most directly comparable financial measures reported on a GAAP basis. We believe that consideration of these non-GAAP financial measures may be important to investors for the following reasons:

•
By eliminating fuel expense and certain special items from our cost and unit cost metrics, we believe that we have better visibility into the results of our non-fuel cost-reduction initiatives. Our industry is highly competitive and is characterized by high fixed costs, so even a small reduction in non-fuel operating costs can result in a significant improvement in operating results. In addition, we believe that all domestic carriers are similarly impacted by changes in jet fuel costs over the long run, so it is important for management (and thus investors) to understand the impact of (and trends in) company-specific cost drivers such as labor rates and productivity, airport costs, maintenance costs, etc., which are more controllable by management.

•
Cost per ASM (CASM) excluding fuel and certain special items is one of the most important measures used by management and by the Air Group Board of Directors in assessing quarterly and annual cost performance.

•
Adjusted Income before Income Taxes and CASM excluding fuel (and other items as specified in our plan documents) are important metrics for the employee incentive plan that covers all Air Group employees.

•
CASM excluding fuel and certain special items is a measure commonly used by industry analysts, and we believe it is the basis by which they compare our airlines to others in the industry. The measure is also the subject of frequent questions from investors.

•
Disclosure of the individual impact of certain noted items provides investors the ability to measure and monitor performance both with and without these special items. We believe that disclosing the impact of certain items, such as fleet transition costs, is important because it provides information on significant items that are not necessarily indicative of future performance. Industry analysts and investors consistently measure our performance without these items for better comparability between periods and among other airlines.

•
Although we disclose our passenger unit revenues, we do not (nor are we able to) evaluate unit revenues excluding the impact that changes in fuel costs have had on ticket prices. Fuel expense represents a large percentage of our total operating expenses. Fluctuations in fuel prices often drive changes in unit revenues in the mid-to-long term. Although we believe it is useful to evaluate non-fuel unit costs for the reasons noted above, we would caution readers of these financial statements not to place undue reliance on unit costs excluding fuel as a measure or predictor of future profitability because of the significant impact of fuel costs on our business.

Note B: Air Group has two operating airlines - Alaska Airlines and Horizon Air. Each is a regulated airline with separate management teams. To manage the two operating airlines, management views the business in three operating segments. Alaska operates a fleet of passenger jets (Alaska Mainline) and contracts with Horizon, SkyWest Airlines, Inc. (SkyWest), and Peninsula Airways, Inc. (PenAir) for regional capacity under which Alaska receives all passenger revenue from those flights (Alaska Regional). Horizon operates a fleet of turboprop aircraft and sells all of its capacity to Alaska pursuant to a capacity purchase arrangement (Horizon). The Company believes the amounts paid by Alaska to Horizon reflect current market rates received by other regional carriers for similar flying and are available to pay for various Horizon operating expenses such as crew expenses, maintenance, and aircraft ownership costs. All inter-company revenues and expenses between Alaska and Horizon are eliminated in consolidation.

Glossary of Terms

Alaska Mainline - the 737 part of Alaska's business with average stage lengths greater than 1,000 miles.

Alaska Regional - Alaska's shorter distance network. In this segment, we record actual onboard passenger revenue, less costs such as fuel, distribution costs, and payments made to Horizon, SkyWest and PenAir under Capacity Purchase Agreements (CPA).

Horizon - Horizon operates regional aircraft. All of Horizon's capacity is sold to Alaska under a CPA. Expenses included those typically borne by regional airlines such as crew costs, ownership costs, and maintenance costs.

RPMs - revenue passenger miles, or "traffic"; represents the number of seats that were filled with paying passengers; one passenger traveling one mile is one RPM.

ASMs - available seat miles, or “capacity”; represents total seats available across the fleet multiplied by the number of miles flown.

Load Factor - RPMs as a percentage of ASMs; represents the number of available seats that were filled with paying passengers.

Yield - passenger revenue per RPM; represents the average revenue for flying one passenger one mile.

PRASM - passenger revenue per ASM; commonly called “passenger unit revenue.”

RASM - operating revenue per ASMs, or "unit revenue"; operating revenue includes all passenger revenue, freight and mail, Mileage Plan, and other ancillary revenue; represents the average total revenue for flying one seat one mile.

CASM - operating costs per ASM, or "unit cost"; represents all operating expenses including fuel and special items.

CASMex - operating costs excluding fuel and special items per ASM; this metric is used to help track progress toward reduction of non-fuel operating costs since fuel is largely out of our control.

Economic fuel - best estimate of the cash cost of fuel, net of the impact of our fuel-hedging program.

Aircraft Utilization - block hours per day; this represents the average number of hours our aircraft are flying.

Aircraft Stage Length - represents the average miles flown per aircraft departure.

Diluted Earnings per Share - represents earnings per share using fully diluted shares outstanding.

Diluted Shares - represents the total number of shares that would be outstanding if all possible sources of conversion, such as stock options, were exercised.

Productivity - number of revenue passengers per full-time equivalent employee.